Exhibit 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Interim Services Inc. on Form S-8 of our report dated February 5, 1997, appearing in the Annual Report on Form 10-K of Interim Services Inc. for the year ended December 27, 1996.

/S/  Deloitte & Touche LLP

Miami, Florida

June 25, 1997